Exhibit 10.17

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is made effective this 31st day of March 2012 by and between the undersigned:

1.

Green Automotive Company, a corporation organized under the laws of the United States, state of Nevada (hereinafter referred to as “Assignee”), hereby duly represented by its authorized officer; and,

2.

Investment and Finance Company IFC Limited, an Anguilla corporation with offices at Schottegatweg Oost 29E, Willemstad, Curacao (hereinafter referred to as “Assignor”), hereby duly represented by its Managing Director.

WHEREAS, Assignor owns or has the rights to acquire certain claims of former officers and employees of Assignee, identified in Exhibits 1 through 4 attached hereto (the “Claims”) for shares of Assignees capital stock as set forth in the Purchase Agreement; and,

WHEREAS, Assignor is willing to sell, transfer and assign the Claims to Assignee in exchange for shares of Assignee’s Common Stock, and Assignee is willing to issue the agreed number of shares of its Common Stock upon delivery of the Claims to an Escrow Agent of its choosing located in the United States (“US”).

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

Article 1

In exchange for Assignor’s assignment to the Claims to Assignee, Assignee hereby agrees to issue 8,000,000 (Eight Million) shares of its Common Stock (the “Shares”) to Assignor,  together with all rights and benefits of any kind or nature, including but not limited to, the right to vote the Shares and receive dividends if any, arising after the Issue Date (as defined herein), and Assignor accepts such conveyance and assumes the obligations attendant to being the lawful owner and holder of the Shares with respect to all matters arising on or after the Issue Date.

Article 2

Assignor undertakes to make the necessary of the Shares by way of dilevery of the certificate(s) representing the Shares to the escrow agent  selected by Assignee, who Assignor and Assignee hereby agree to appoint as the escrow agent (the “Agent”) pursuant to a separate Escrow Agreement for the exchange contemplated by this Agreement, which agreement is being executed contemporaneously with this Agreement.

Article 3

Within five (5) business days following the execution of this Agreement and the Escrow Agreement by Assignor and Assignee, Assignor shall wire to the Agent an initial payment of the Purchase Price equal to not less than USD20,000 (twenty thousand dollars) and Assignee shall endorse and deliver to the Escrow Agent the certificate(s) evidencing that number of the Shares so purchased, as calculated by the Purchase Formula  in Article 3 below.

Article 4

Assignee hereby represents and warrants to Assignor that:

4.1

Assignee  has the right to enter into this Agreement and to issue the Shares, free of any pre-emptive rights or options in respect of such Shares,  and will hereby instruct Agent to deliver such Shares upon receipt of the Assignment of Claims held by Assignor,  free and clear of any liens, encumbrances, pledges and restrictions of any kind or nature;

4.2

All declarations, returns, forms and documents required to be filed by Assignee to any administration and/or Government Authority have been filed.

Article 5

Assignor hereby represents and warrants to Assignee that:

5.1

Assignor has evaluated the merits and risks of the proposed investment in the Shares, including those risks particular to Assignor's situation, and has determined that this investment is suitable for Assignor. Assignor has adequate financial resources for an investment of this character, and at this time Assignor can bear a complete loss of the Purchase Price. Further, Assignor will continue to have, after making the proposed investment in the Shares, adequate means of providing for Assignor's current needs, the needs of those dependent on Assignor, and possible contingencies;

5.2

Assignor understands that the exchange of the Claims for the Shares is not being registered on the basis that this purchase and sale is exempt from registration under applicable securities rules and regulations, including but not limited to the US Securities Act of 1933, as amended (the “Act”), and other applicable US and foreign state and federal rules and regulations;

5.3

Assignor understands that there are substantial restrictions on the transferability of the Shares. The Shares will not be, and Assignor has no right to require that the Shares be registered by the Assignee or the Company. And, accordingly, Assignor may have to hold the Shares for an indefinite period of time if there is no public market for the Shares. Further, Assignor affirms that it is a non-US resident and an entity not formed not solely for the purpose of acquiring the Shares;

5.4

Assignor acknowledges that it has conducted, or has been afforded the opportunity to conduct an investigation of the Company and has been offered the opportunity to ask representatives of Assignee questions about the Assignee’s financial condition and proposed business, and that Assignor has obtained such available information as Assignor has requested, to the extent Assignor has deemed necessary, to permit Assignor to fully evaluate the merits and risks of an investment in the Shares.  Assignor is satisfied as to all inquiries that Assignor has concerning the Assignee and its business activities, and the exchange of the Shares for the Claims;

5.5

Assignor is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares or, if it has utilized the services of a purchaser representative, together with such representative, have sufficient experience in financial and business matter to be capable of evaluating the merits and risks of an investment in the Shares;

5.6

Assignor understands that no US or foreign federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Shares, or any recommendation for or endorsement of the Shares being purchased pursuant to this Agreement;

5.7

Assignor acknowledges that Assignee, in its sole individual discretion, shall have the right to terminate this Agreement at any time, in whole or in part, if Assignor is in default under any of the terms hereof. As long as this Agreement is in effect Assignor agrees to execute any and all further documents necessary in the opinion of Assignees counsel to effect the issuance of the Shares.

Article 6

Any notice, advice, direction, or other document or communication required or permitted to be given hereunder shall be in writing and shall be mailed by overnight delivery or courier service or delivered (in person or by facsimile) against receipt to the Party to whom it is to be given at address of such Party set forth below (or to such other address as the Party shall have furnished in writing to the other Parties to this Agreement), with a copy to each of the other Parties hereto:

If to Assignor:

Investment and Finance Company IFC Ltd.

Schottegatweg Oost 29E

Willemstad, Curacao

Tel:  +5999.738.8777

Fax: +5999.738.8776

Email: august@mckenziecuracao.com

If to Assignee:

Green Automotive Company

23 Corporate Plaza, Suite 150

Newport Beach, California 92660

Tel:  +877.449.8842

Fax: +310.669.2000

Email: fgl@usaelectricauto.com

With copy to:

The Law Office of Alan M. Rothman

895 Dove Street, Suite 300

Newport Beach, California 92660

USA

Tel: 626.864.4060

Fax: 888.841.8464

Email: alanmarkrothman@yahoo.com

Article 7

The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, personal or legal representatives, heirs, successors and permitted assign. This Agreement and all transactions contemplated by this Agreement shall be governed by, construed and enforced in accordance with and shall be governed by the laws of the Netherlands Antilles, without regard to principles of conflicts of laws. Any dispute arising out of or in connection with this Agreement or the performance there under shall be submitted to the competent Courts of the Netherlands Antilles. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original. The non-prevailing party in any cause of action brought hereunder shall be liable for the actual attorney's fees, expenses, and costs of suit incurred by the prevailing Party or Parties therein.

Article 8

This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each Party.

Article 9

The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, personal or legal representatives, heirs, successors and permitted assign. This Agreement and all transactions contemplated by this Agreement shall be governed by, construed and enforced in accordance with and shall be governed by the laws of the Netherlands Antilles, without regard to principles of conflicts of laws. Any dispute arising out of or in connection with this Agreement or the performance there under shall be submitted to a competent court in the Netherlands Antilles. The non-prevailing party in any cause of action brought hereunder shall be liable for the reasonable attorney's fees, expenses, and costs of suit incurred by the prevailing party therein.

Article 10

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

Article 11

Assignee and Assignor agree to keep the contents and conditions of this Agreement confidential.

Done and executed effective 31st day of March 2012.

“Assignee ”	“Assignor”
Green Automotive Company.	Investment & Finance Company IFC Ltd.

By:	By:
Its:	Its:

Exhibit “1”

Exhibit “2”

Exhibit “3”

Exhibit “4”